FOR IMMEDIATE RELEASE

American Realty Capital Properties Launches a Reopening of $150 Million of its 3.00% Convertible Senior Notes due 2018 and an Offering of $225 Million of its Convertible Senior Notes due 2020

New York, New York, December 4, 2013 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) announced today that it plans to offer (i) $150 million of its 3.00% Convertible Senior Notes due in 2018 (“2018 Notes”) pursuant to a reopening of its existing series of such notes and (ii) $225 million of its Convertible Senior Notes due in 2020 (“2020 Notes”) in separate underwritten public offerings. Neither of the offerings is contingent upon the consummation of the other offering.

The 2018 Notes will mature on August 1, 2018. The 2018 Notes may be converted into cash, common stock or a combination thereof in limited circumstances prior to February 1, 2018 and may be converted at any time into such consideration on or after February 1, 2018. Additionally, ARCP intends to grant the underwriters a 30-day option to purchase up to an additional $22.5 million of additional 2018 Notes, solely to cover over-allotments, if any.

The 2020 Notes will mature on December 15, 2020. The 2020 Notes may be converted into cash, common stock or a combination thereof in limited circumstances prior to June 15, 2020 and may be converted at any time into such consideration on or after June 15, 2020. Additionally, ARCP intends to grant the underwriters a 30-day option to purchase up to an additional $33.75 million of additional 2020 Notes, solely to cover over-allotments, if any.

ARCP intends to use the net proceeds of the offerings (a) to repay outstanding indebtedness under its existing credit facility (which will increase the availability of funds under such credit facility) and (b) for other general corporate purposes.

Barclays, Citigroup, Credit Suisse, Morgan Stanley and Wells Fargo Securities will act as joint bookrunners for this offering. Capital One Securities and JMP Securities will act as co-managers for this offering.

The 2018 Notes and the 2020 Notes will be issued pursuant to an effective registration statement previously filed with the Securities and Exchange Commission on Form S-3 and available for review on the Securities and Exchange Commission's website at www.sec.gov. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming a part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents. Copies of the applicable preliminary prospectus supplement and the accompanying base prospectus related to the 2018 Notes and the 2020 Notes may be obtained, once filed, from either Barclays , c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 1+ (888) 603-5847, or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 1+ (800) 831-9146.

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Contacts

Anthony J. DeFazio	Brian S. Block, EVP and CFO
DDCWorks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)